AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
               --------------------------------------------------

          THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of September 7, 2011, by and among Bluefly, Inc., a Delaware corporation (the "Company"), Quantum Industrial Partners LDC ("QIP"), SFM Domestic Investments, LLC ("SFM" and, together with QIP, "Soros"), Maverick Fund USA, Ltd. ("Maverick USA"), Maverick Fund, L.D.C. ("Maverick Fund"), Maverick Fund II, Ltd. ("Maverick Fund II" and, together with Maverick USA and Maverick Fund, "Maverick"), Prentice Consumer Partners, LP ("Prentice") and Rho Ventures VI, L.P. ("Rho"; Soros, Maverick, Prentice and Rho are referred to collectively herein as the "Existing Holders" or the "Investors").

          The Company and the Existing Holders entered into a Registration Rights Agreement, dated as of December 21, 2009, which provided certain registration rights to the Existing Holders (the "Prior Agreement").

          WHEREAS, the Company, Soros, Prentice and Rho (the "2011 Purchasers") have entered into a Securities Purchase Agreement, dated as of September 7, 2011 (the "2011 Securities Purchase Agreement"), pursuant to which Soros, Prentice and Rho have agreed to purchase, and the Company has agreed to sell, an aggregate of 3,666,665 shares (the "2011 Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"), upon the terms and subject to the conditions set forth therein; and

          WHEREAS, the Company desires to grant to the 2011 Purchasers the registration rights with respect to the 2011 Shares equivalent to those provided under the Prior Agreement and in connection therewith the parties desire to amend and restate the Prior Agreement in its entirety as set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   DEFINITIONS.
          -----------

     1.1. Defined Terms. The following capitalized terms used herein have the following meanings:

          "Additional Shelf Registration Statement" has the meaning set forth in
     Section 2.2.3.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

          "Agreement" has the meaning set forth in the preamble to this Agreement.

          "Approved Underwriter" has the meaning set forth in Section 2.5.2.

          "Blackout Period" has the meaning set forth in Section 2.6.


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          "Closing" has the meaning given such term in the 2011 Securities
     Purchase Agreement

          "Commission" means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

          "Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Company Underwriter" has the meaning set forth in Section 2.4.1.

          "Cut Back Shares" has the meaning set forth in 2.2.3.

          "Deferral Notice" has the meaning set forth in Section 2.5.5.

          "Deferral Period" has the meaning set forth in Section 2.5.5.

          "Demand Registrable Securities" means, collectively, the Soros Registrable Securities and the Rho Registrable Securities.

          "Demand Registration" has the meaning set forth in Section 2.5.1.

          "Demand Registration Statement" has the meaning set forth in Section 2.5.1.

          "Demanding Holders" has the meaning set forth in Section 2.5.1.

          "Event" has the meaning set forth in Section 2.2.4.

          "Event Date" has the meaning set forth in Section 2.2.4.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "Existing Holders" has the meaning set forth in the preamble to this Agreement.

          "Existing Holders Registration Statements" has the meaning set forth in Section 2.3.

          "Existing Shelf Registrable Securities" means the shares of Common Stock and the shares of Common Stock underlying securities exercisable for or convertible into shares of Common Stock, the resale of which was registered by the Existing Holders Registration Statements.

          "Filing Deadline" has the meaning set forth in Section 2.2.1.

          "FINRA" has the meaning set forth in Section 3.1.13.

          "GPC" has the meaning set forth in the preamble to this Agreement.


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          "Holders' Counsel" has the meaning set forth in Section 3.1.1.

          "Indemnified Party" has the meaning set forth in Section 4.3.

          "Indemnifying Party" has the meaning set forth in Section 4.3.

          "Inspector" has the meaning set forth in Section 3.1.9.

          "Investors" has the meaning set forth in the preamble to this Agreement.

          "Maverick" has the meaning set forth in the preamble to this Agreement.

          "Maverick Fund" has the meaning set forth in the preamble to this Agreement.

          "Maverick Fund II" has the meaning set forth in the preamble to this Agreement.

          "Maverick Registrable Securities" means (i) the shares of Common Stock, and the shares of Common Stock underlying securities exercisable for or convertible into shares of Common Stock, acquired by Maverick directly from the Company prior to the date hereof, and (ii) any shares of Common Stock that may be issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Common Stock described in the foregoing clause (i).

          "Maverick USA" has the meaning set forth in the preamble to this Agreement.

          "PC Offshore" has the meaning set forth in the preamble to this Agreement.

          "PCP" has the meaning set forth in the preamble to this Agreement.

          "PCP QP" has the meaning set forth in the preamble to this Agreement.

          "PEC" has the meaning set forth in the preamble to this Agreement.

          "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity or enterprise of whatever nature.

          "Piggy-Back Registrable Securities" means, collectively, the Soros Registrable Securities, the Maverick Registrable Securities, the Prentice Registrable Securities and the Rho Registrable Securities.

          "Piggy-Back Registration" has the meaning set forth in Section 2.4.1.

          "Potential Material Event" has the meaning set forth in Section 2.6.

          "Prentice" has the meaning set forth in the preamble to this Agreement.

          "Prentice Registrable Securities" means (i) the shares of Common Stock, and the shares of Common Stock underlying securities exercisable for or convertible into shares of Common


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     Stock, acquired by Prentice directly from the Company on or prior to the date hereof, including the 2011 Shares purchased by Prentice, (ii) the shares of Common Stock underlying the Registration Rights Penalty Warrants (if any) that are issued after the date hereof pursuant to Section 2.2.4 and (iii) any shares of Common Stock that may be issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Common Stock described in the foregoing clauses (i) and
     (ii).

          "Prior Agreement" has the meaning set forth in the recitals to this Agreement.

          "QIP" has the meaning set forth in the preamble to this Agreement.

          "Records" has the meaning set forth in Section 3.1.9.

          "Registrable Securities" means, collectively, the Soros Registrable Securities, the Maverick Registrable Securities, the Prentice Registrable Securities and the Rho Registrable Securities.

          "Registration Expenses" has the meaning set forth in Section 3.3.

          "Registration Rights Penalty Warrants" has the meaning set forth in
     Section 2.2.4.

          "Requesting Holders" has the meaning set forth in Section 2.4.1.

          "Required Effectiveness Deadline" has the meaning set forth in Section 2.2.1.

          "Rho" has the meaning set forth in the preamble to this Agreement.

          "Rho Registrable Securities" means (i) the shares of Common Stock, and the shares of Common Stock underlying securities exercisable for or convertible into shares of Common Stock, acquired by Rho directly from the Company on or prior to the date hereof, including the 2011 Shares purchased by Rho, (ii) the shares of Common Stock underlying the Registration Rights Penalty Warrants (if any) that are issued after the date hereof pursuant to
     Section 2.2.4 and (iii) any shares of Common Stock that may be issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Common Stock described in the foregoing clauses (i) and (ii).

          "Rule 144" means Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "Rule 415" means Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

          "SAC" has the meaning set forth in the preamble to this Agreement.


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          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "SFM" has the meaning set forth in the preamble to this Agreement.

          "Shares" has the meaning set forth in the recitals to this Agreement.

          "Shelf Holders" means, collectively, Soros, Prentice and Rho.

          "Shelf Registrable Securities" means the 2011 Shares.

          "Shelf Registration Statement" has the meaning set forth in Section 2.2.1.

          "Soros" has the meaning set forth in the preamble to this Agreement.

          "Soros Registrable Securities" means (i) the shares of Common Stock, and the shares of Common Stock underlying securities exercisable for or convertible into shares of Common Stock, acquired by Soros directly from the Company on or prior to the date hereof, including the 2011 Shares purchased by Soros, (ii) the shares of Common Stock underlying the Registration Rights Penalty Warrants (if any) that are issued after the date hereof pursuant to Section 2.2.4 and (iii) any shares of Common Stock that may be issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Common Stock described in the foregoing clauses (i) and (ii).

          "Stockholder Approval Condition" has the meaning set forth in the 2011 Securities Purchase Agreement.

          "Withdrawal Period" has the meaning set forth in Section 2.5.5.

          "2011 Purchasers" has the meaning set forth in the preamble to this Agreement.

          "2011 Securities Purchase Agreement" has the meaning set forth in the preamble to this Agreement.

          "2011 Shares" has the meaning set forth in the preamble to this Agreement.

     1.2. General Interpretive Principles.

          1.2.1. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Unless otherwise specified, the terms "hereof," "herein," hereunder" and similar terms refer to this Agreement as a whole (including exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement.

     2.   REGISTRATION RIGHTS.
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     2.1. Termination of Prior Registration Rights; Securities Subject to this
Agreement.

          2.1.1. Termination of Prior Registration Rights. The Company and the Existing Holders hereby terminate all registration rights granted to the Existing Holders under the Prior Agreement. The Existing Holders hereby agree to accept the registration rights afforded by this Agreement in lieu of the registration rights granted to them under the Prior Agreement. Following the execution hereof, this Agreement shall embody all of the registration rights granted to the Investors.

          2.1.2. Securities Subject to this Agreement. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when such Registrable Securities are sold and otherwise transferred pursuant to Rule 144 under the Securities Act or a registration statement covering such Registrable Securities has been declared effective under the Securities Act by the Commission and such Registrable Securities have been disposed of pursuant to such effective registration statement or such Registrable Securities can be sold under Rule 144 without volume limitations.

     2.2. Shelf Registration.

          2.2.1. The Company shall use its commercially reasonable best efforts to: (i) prepare and file with the Commission a registration statement under the Securities Act (as the same may be amended or supplemented from time to time, the "Shelf Registration Statement") with respect to the offer and sale of the Shelf Registrable Securities no later than November 15, 2011 (the "Filing Deadline") and (ii) cause the Shelf Registration Statement to be declared effective by the Commission, subject to receipt of necessary information from the Shelf Holders, within one hundred and eighty (180) days following the Filing Deadline (the "Required Effectiveness Deadline"). The Company shall use commercially reasonable best efforts to maintain the effectiveness of such Shelf Registration Statement until the earliest to occur of the following (x) all of the Shelf Registrable Securities have been disposed of by Shelf Holders pursuant to the Shelf Registration Statement, (y) all of the Shelf Registrable Securities can be resold, without registration, pursuant to Rule 144 without volume limitations or (z) the Company is no longer a public company subject to the rules and regulations of the Exchange Act.

          2.2.2. The Shelf Holders will promptly furnish to the Company in writing all information reasonably requested by the Company for use in connection with the preparation of the Shelf Registration Statement and obtaining the effectiveness thereof. The Shelf Holders hereby severally and not jointly represent and warrant that all such information furnished by it shall be true, accurate and complete. In addition, each Investor covenants and agrees that it will comply with all applicable securities laws when trading the Company's Common Stock.

          2.2.3. Notwithstanding anything to the contrary herein, if at any time the Commission takes the position that the offering of some or all of the Shelf Registrable Securities in the Shelf Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 as a result of a characterization by the Commission of the transaction described by the Shelf Registration Statement as a primary offering by the Company, the Company shall use its commercially reasonable best efforts to persuade the Commission that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering "by or on behalf of the issuer" as defined in Rule 415. In the event that, despite the Company's commercially reasonable best efforts


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and compliance with the terms of this Section 2.2.3 the Commission refuses to alter its position, the Company shall (i) remove from the Shelf Registration Statement such portion of the Shelf Registrable Securities (the "Cut Back Shares") and/or (ii) agree to such restrictions and limitations on the registration and resale of the Shelf Registrable Securities as the Commission may require to assure the Company's compliance with the requirements of Rule 415; provided, however, that the Company shall have no liability to any Investor pursuant to Section 2.2.4 or otherwise as a result of the failure to register any Cut Back Shares as a result of the Commission's application of Rule 415 despite the Company's commercially reasonable best efforts to persuade the Commission that the offering contemplated by the Shelf Registration Statement is a valid secondary offering and not an offering "by or on behalf of the issuer" as defined in Rule 415. Any Cut-Back Shares required to be removed from the Shelf Registration Statement shall be removed on a pro rata basis among the Shelf Holders based upon the number of 2011 Shares purchased by each Shelf Holder. As soon as practicable following such intervening period of time as shall be required by the Commission or Commission guidance prior to the filing thereof, the Company shall file one or more additional registration statements covering the resale of as many Cut Back Shares allowed by the Commission or Commission guidance to be so registered while maintaining the Company's compliance with Rule 415 (each, an "Additional Shelf Registration Statement"). Any such Additional Shelf Registration Statement shall cover the Shelf Registrable Securities on a pro rata basis among the Shelf Holders based upon the number of 2011 Shares purchased by each Shelf Holder. The Company shall use its commercially reasonable best efforts to file each Additional Shelf Registration Statement on or prior to 10 business days after such day that represents the first opportunity that the Commission allows the Additional Registration Statement to be filed without the offering of the shares registered thereunder being deemed a primary offering and cause each Additional Shelf Registration Statement to be declared effective no later than, as applicable (a) five business days after the Company receives notice from the Commission that the Additional Shelf Registration Statement will not become subject to review or
(b) if the Additional Shelf Registration Statement becomes subject to review by the Commission, 90 days after the filing thereof. With regard to any such Additional Shelf Registration Statement, all of the provisions of this Section
2.2.3 shall again be applicable to the Cut Back Shares. The Company shall give Rho, Soros and Prentice prompt notice of the amount of Shelf Registrable Securities excluded from each Additional Shelf Registration Statement. Each Additional Shelf Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act).

          2.2.4. If: (i) the Shelf Registration Statement is not filed on or prior to the Filing Deadline or (ii) the Shelf Registration Statement is not declared effective by the Commission (or otherwise does not become effective) on or prior to the Required Effectiveness Deadline (any such failure or breach being referred to as an "Event," and the date on which such Event occurs being referred to as "Event Date"), then, subject to the satisfaction of the Stockholder Approval Condition, in addition to any other rights available to the Shelf Holders, on such Event Date the Company shall issue to the Shelf Holders warrants in the form attached hereto as Exhibit A (collectively, "Registration Rights Penalty Warrants") to purchase shares of Common Stock in an aggregate amount equal to 1% of the fully diluted outstanding shares of Common Stock for each full 30-day period following the Filing Deadline or the Required Effectiveness Deadline (as applicable) until such time as the Shelf Registration Statement is filed or declared effective by the Commission (or otherwise becomes effective), as applicable; provided however, that such warrant issuances shall not exceed, in the aggregate, 10% of the fully diluted outstanding shares of Common Stock; provided further, however,


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unless and until the Stockholder Approval Condition is satisfied, no
Registration Rights Penalty Warrants shall be issued. The Registration Rights Penalty Warrants shall be allocated to the 2011 Purchasers on a pro rata basis, based upon the number of 2011 Shares purchased by each Shelf Holder. For purposes of this section 2.2.4, the term "fully diluted" shall mean the number of shares of Common Stock outstanding immediately after the giving effect to the Closing and the number of shares of Common Stock issuable upon conversion, exercise or exchange of any outstanding securities of the Company and any shares reserved for issuance to management for the grant of stock options on the Closing Date (after giving effect to the Closing), not then granted.

          2.2.5. In the event that any Registration Rights Penalty Warrants are issued pursuant to Section 2.2.4, the Company's Board of Directors shall adopt a resolution in accordance with the procedures set forth in Rule 16b-3 promulgated under the Exchange Act so that the acquisition by the Shelf Holders and their respective affiliates (and any directors designated by any such Shelf Holder in accordance with the terms of Voting Agreement) of the securities pursuant to this Agreement shall be an exempt transaction for purposes of
Section 16 of the Exchange Act.

     2.3. Maintenance of Effectiveness of Existing Registration Statement. The Company has on file effective registration statements on Form S-3 (File No. 333-136866 and File No. 333-165387) registering the resale of the Existing Shelf Registrable Securities (the "Existing Holders Registration Statements"). The Company shall use commercially reasonable best efforts to maintain the effectiveness of the Existing Holders Registration Statements until the earliest to occur of the following (x) all of the Existing Shelf Registrable Securities have been disposed of by the Existing Holders pursuant to the Existing Holder Registration Statements or otherwise, (y) all of the Existing Holder Registrable Securities can be resold, without registration, pursuant to Rule 144 without volume limitations or (z) the Company is no longer a public company subject to the rules and regulations of the Exchange Act.

     2.4. Piggy-Back Registration.

          2.4.1. Participation. If the Company proposes to file a registration statement under the Securities Act with respect to an underwritten offering by the Company for its own account or for the account of any stockholder of any class of the Company's securities (other than a registration statement on Form S-4 or S-8 or any successor forms thereto) (a "Piggy-Back Registration"), then the Company shall, at such time, give prompt written notice of such proposed filing to each of the holders of Piggy-Back Registrable Securities, and such notice shall describe in detail the proposed registration and distribution and shall offer such holders the opportunity to register the number of Piggy-Back Registrable Securities as each such holder may request. The Company shall, and shall use commercially reasonable best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters of a proposed underwritten offering (the "Company Underwriter") to, permit the holders of Piggy-Back Registrable Securities who have requested in writing (within ten (10) days of the giving of the notice of the proposed filing by the Company) to participate in the registration for such offering (the "Requesting Holders") to include such Piggy-Back Registrable Securities in such offering on the same terms and conditions as the securities of the Company included therein.

          2.4.2. Priority for Piggy-Back Registration. In connection with any Piggy-Back Registration by the Company for its own account, the Company shall not be required to include any


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Piggy-Back Registrable Securities therein unless the holders thereof accept the terms of the underwriting as agreed upon between the Company and the Company Underwriter. If, in the written opinion of the Company Underwriter, the registration of all, or part, of the Piggy-Back Registrable Securities which the Requesting Holders have requested to be included in the Piggy-Back Registration is likely to have a significant adverse effect on such Piggy-Back Registration, then the Company shall be required to include in such Piggy-Back Registration only that number of Piggy-Back Registrable Securities, if any, which the Company Underwriter believes may be sold without causing such adverse effect, and the amount of securities to be offered in such Piggy-Back Registration shall be (i) first, 100% of the securities that the Company proposes to sell (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Piggy-Back Registrable Securities that, in the opinion of the Company Underwriter, can be sold without having such adverse effect, with such number to be allocated pro rata among the Requesting Holders based on the relative number of Piggy-Back Registrable Securities then held by each such Requesting Holder. If any Requesting Holder would thus be entitled to include more shares than such holder requested to be registered, the excess shall be allocated among other Requesting Holders pro rata based upon their total ownership of Registrable Securities and such other shares of capital stock. In connection with any Demand Registration by the Company for the account of any stockholder of any class of the Company's securities, the priority of the securities to be registered for the benefit of any holder exercising its Piggy-Back Registration rights shall be as set forth in Section 2.5.3.

     2.5. Demand Registration.

          2.5.1. Request for Registration. At any time after the date hereof, either Rho or Soros (the "Demanding Holders") may make a written demand requiring the Company to effect the registration under the Securities Act of all or part of its Demand Registrable Securities in the form of an underwritten offering (a "Demand Registration"), and, subject to the limitations set forth in
Section 2.5.2, the Company shall be required to effect such Demand Registration pursuant to and subject to the terms herein. Any demand for a Demand Registration shall specify the number of Demand Registrable Securities proposed to be sold and the intended methods of disposition thereof. Subject to the limitations set forth in Section 2.5.2., within forty-five (45) days of a request for a Demand Registration, the Company shall file a registration statement relating to such Demand Registration (the "Demand Registration Statement"), and shall use its commercially reasonable best efforts to cause such Demand Registration Statement to be declared effective by the Commission.

          2.5.2. Limitations on Demand Registrations. The Company shall not be obligated to (i) effect more than two (2) Demand Registrations in respect of the Demand Registrable Securities held by Soros, (ii) effect more than two (2) Demand Registrations in respect of the Demand Registrable Securities held by Rho, (iii) effect more than one (1) Demand Registration in any six (6) month period or (iv) effect any Demand Registration where the aggregate price to the public of the Demand Registrable Securities proposed to be sold is less than $10 million. The managing underwriter or underwriters of a Demand Registration shall be a nationally recognized investment banking firm selected by the Company with the consent of the Demanding Holders, which consent will not be unreasonably delayed or withheld (the "Approved Underwriter"). If Soros and/or Rho participates in an offering pursuant to Section 2.4.1, Soros and/or Rho, as applicable, will be deemed to have used one (1) of its Demand Registrations to the extent the conditions set forth in Section 2.5.4 are satisfied and Soros and/or Rho, as applicable, was permitted by the Company Underwriter, in writing, to include in such offering at least 50% of the Registrable Securities owned by Soros and/or Rho, as applicable, as

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of the date of this Agreement, or such lesser number as was requested by Soros and/or Rho to be included in such offering.

          2.5.3. Priority of Securities Registered Pursuant to Demand Registrations. If the Approved Underwriter advises the Company in writing that in its opinion the number of securities requested to be included in a Demand Registration exceeds the number which can be sold in such Demand Registration without being likely to have a significant adverse effect on such Demand Registration, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Demanding Holders who have requested to participate in such Demand Registration based on the relative number of Demand Registrable Securities then held by each such holder, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of securities that the Company proposes to include in such Demand Registration that, in the opinion of the Approved Underwriter, can be sold without having such adverse effect and (iii) next, and only if all the securities referred to in clause (ii) have been included, the number of Piggy-Back Registrable Securities that, in the opinion of the Company Underwriter, can be sold without having such adverse effect, with such number to be allocated pro rata among the Requesting Holders based on the relative number of Piggy-Back Registrable Securities then held by each such Requesting Holder.

          2.5.4. Effective Registration. A registration will not count as a Demand Registration until the registration statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such registration statement has been declared effective and during the period such registration statement is effective the offering of Demand Registrable Securities pursuant to such Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, such registration statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, such stop order or injunction is removed, rescinded or otherwise terminated; provided, further, that the Company shall not be obligated to file a second registration statement until a registration statement that has been filed is counted as a Demand Registration or is terminated.

          2.5.5. Deferral of Registration. Notwithstanding the foregoing, if, at any time prior to the effective date of the registration statement with respect to a Demand Registration, the Company is (i) pursuing an underwritten offering of shares of its capital stock for its own account, or engaged in or proposes to engage in (A) a material financing, (B) an acquisition of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business) or (C) any disposition of material assets (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization or restructuring or other similar transaction; and (ii) the Board of Directors, using good faith, determines that it would be detrimental to the Company for a registration statement to be filed at such time, the Company may defer the filing of a registration statement with respect to any Demand Registration required by this Section 2.5 until a date not later than 120 days from the date of the Deferral Notice (as defined below) (the "Deferral Period"). If the Board of Directors of the Company makes such determination, the Company shall give written notice (the "Deferral Notice") of such determination to the holders of Registrable Securities; provided, that, the Company may exercise its right to delay a Demand Registration hereunder only once in any twelve-month period. The Company shall notify the holders of the expiration of the Deferral Period and shall cause the registration statement with respect to the Demand Registration to be filed on the fifth business day following the expiration of the Deferral Period (the "Withdrawal Period") (or,if registration on such date is not practicable, as promptly as possible thereafter) unless, prior to the expiration of the Withdrawal Period, the holders holding a majority of Demand Registrable Securities to be included in any such Demand Registration, by written notice to the Company, withdraw the request made under this Section 2.5, in which case, such request shall not count as one of the Demand Registrations permitted hereunder and the Company shall pay all Registration Expenses in connection with such registration.

     2.6. Blackout Period. If at any time or from time to time after the date of effectiveness of any registration statement that the Company is required to effect or maintain pursuant to this Section 2, the Company notifies the holders of Registrable Securities in writing of the existence of a Potential Material Event (as defined below), such holders shall not offer or sell any of the Registrable Securities covered by any such registration statement, or engage in any other transaction involving or relating to such Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event until such holder receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event (such period of time hereinafter referred to as a "Blackout Period"). As used herein, "Potential Material Event" means any of the following (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information. No Blackout Period shall exceed thirty (30) consecutive days, and there shall be no more than sixty (60) days (which need not be consecutive) during any twelve-month period in which a Blackout Period is in effect.

     3.   REGISTRATION PROCEDURES.
          -----------------------

     3.1. Obligations of the Company. Subject to the registration procedures set forth in Sections 2.2, 2.4 and 2.5, in connection with the Company's registration obligations under Section 2, the Company shall use its commercially reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

          3.1.1. prepare and file with the Commission a registration statement, and use its commercially reasonable best efforts to cause such registration statement to become effective under the Securities Act; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall (A) before the filing of such registration statement and the prospectus included therein or any amendments or supplements thereto, provide counsel selected by the holders of a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") copies of all such documents in substantially the form proposed to be filed, to enable the Investors and Holders' Counsel to review such documents prior to the filing thereof, and the Company shall make such reasonable changes thereto as may be reasonably requested by the Investors and (B) notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the Commission and take all reasonable action required to prevent the entry of such stop order or to remove it if entered. Notwithstanding the foregoing, to the extent Rho Registrable Securities are included on a registration statement, with respect to such registration statement, Rho's counsel shall be promptly notified about any events described, and afforded the rights set forth, in subsections (A) and (B) hereof;

          3.1.2. prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such registration statement (which period shall not exceed ninety (90) days (or until such earlier date on which the Company Underwriter shall notify the Company that it is unable to sell the balance of the Registrable Securities covered by such registration statement) in the case of a registration statement filed with respect to and used solely for an underwritten offering, and the applicable period set forth in this Agreement in any other case;

          3.1.3. furnish to each seller of Registrable Securities, prior to filing a registration statement, copies of such registration statement as is proposed to be filed, and thereafter such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          3.1.4. cause its counsel to issue to the Company's transfer agent, within two business days of the effectiveness date of a registration statement with respect to any of the Registrable Securities, an appropriate opinion or opinions (or a letter from the Company acceptable to the transfer agent) substantially to the effect that the Registrable Securities covered by such registration statement are subject to an effective registration statement and can be reissued free of restrictive legend, provided that the Company has not advised the transfer agent orally or in writing that the opinion has been withdrawn;

          3.1.5. use reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities requests, and to continue such qualification in effect in such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1.4, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction;

          3.1.6. use reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers of Registrable Securities to consummate the disposition of such Registrable Securities;

          3.1.7. notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          3.1.8. enter into and perform customary agreements (including an underwriting agreement in customary form with the underwriter, if any, selected as provided herein) and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities;

          3.1.9. make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), during regular business hours and upon reasonable advance notice, all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such registration statement;

          3.1.10. if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

          3.1.11. furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the registration statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as such seller may reasonably request and are customarily included in such opinions;

          3.1.12. cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided, that the applicable listing requirements are satisfied;

          3.1.13. cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority ("FINRA");

          3.1.14. promptly notify each Investor whose shares of Common Stock are covered by such registration statement, and promptly confirm such notice in writing, if such notice was verbally given, (A) when the registration statement covering the Registrable Securities has become effective and when any post effective amendments thereto have become effective, (B) of the receipt of any comments from the Commission with respect to any such document or a document incorporated by reference therein, and (C) of any request by the Commission or any other federal or state securities authority for amendments or supplements to the registration statement or a prospectus or for additional information after the registration statement has become effective, and

          3.1.15. use reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

     3.2. Notice to Discontinue. Each holder of Registrable Securities agrees that, upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.1.7, such holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section
3.1.7 and, if so directed by the Company, such holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including without limitation the period referred to in Section 3.1.2) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.1.7 to and including the date when the holder shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 3.1.7.

     3.3. Registration Expenses. The Company shall pay all expenses (other than underwriting discounts and commissions) arising from or incident to the Company's performance of, or compliance with, this Agreement, including without limitation, (i) Commission, stock exchange, NASDAQ and FINRA registration and filing fees, (ii) all fees and expenses incurred by Company in complying with securities or blue sky laws (including reasonable fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, and (iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including without limitation any expenses arising from any special audits incident to or required by any registration or qualification) in connection with any Demand Registration pursuant to the terms of this Agreement, regardless of whether such registration statement is declared effective. All of the expenses described in this Section
3.3 are referred to herein as "Registration Expenses."

     4.   INDEMNIFICATION AND CONTRIBUTION.
          --------------------------------

     4.1. Indemnification by the Company. To the fullest extent permitted by law, the Company will indemnify each holder of Registrable Securities, each of its officers, directors, agents, partners, members, stockholders and employees of each such Person, and each Person, if any, who controls such holder within the meaning of the Securities Act or Exchange Act, with respect to each registration which has been effected pursuant to this Agreement (whether prior to or after the date hereof, including without limitation and for the avoidance of doubt, the Existing Holders Registration Statements) against all claims, losses, damages and liabilities, including, without limitation, fees and other expenses reasonably incurred in connection with any investigation relating to, or defending, any such claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement filed with the Commission in connection with such registration, including any preliminary prospectus or final prospectus contained therein, any amendments or supplements thereto or any "issuer free writing prospectus" (as defined in Rule 433 under the Securities
Act) related thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based solely upon written information regarding such holder furnished to the Company by such holder expressly for use in such registration statement.

     4.2. Indemnification by the Investors. To the fullest extent permitted by law, each of the holders of Registrable Securities will, if Registrable Securities held by it are included in the securities as to which any registration pursuant to this Agreement is being effected, severally and not jointly indemnify the Company, each of its directors and officers, each Person who controls the Company within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement filed in connection with such registration, including any preliminary prospectus or final prospectus contained therein, any amendments or supplements thereto or any "issuer free writing prospectus" related thereto, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such holder therein not misleading, and will reimburse the Company, its directors and officers and Persons who control the company for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is actually made in such registration statement, including any preliminary or final prospectus contained therein, any amendments or supplements thereto or any "issuer free writing prospectus" related thereto, in reliance upon and in conformity with written information regarding such holder furnished to the Company by such holder expressly for use in such registration statement. Notwithstanding the provisions of this Section 4.2, the liability of each Investor (including any transferee of the registration rights) under this
Section 4.2 shall not exceed the net proceeds actually received by such Investor in connection with any sale of the Registrable Securities.

     4.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless, and only to the extent that, such failure results in the Indemnifying Party's forfeiture of substantial rights or defenses. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled, after written notice to the Indemnified Party, to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action within a reasonable period of time and with counsel satisfactory to the Indemnified Party in its reasonable judgment, (iii) the Indemnified Party to any such action (including any impleaded parties) have been advised by such counsel that either
(A) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (B) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, settle, compromise or consent to the entry of any judgment unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability relating thereto. All fees and expenses required to be paid to the Indemnified Party pursuant to this Section 4.3 shall be advanced periodically during the course of the Indemnified Party's investigation or defense; provided, however, that the obligations of any Indemnified Party to advance fees and expenses to an Indemnified Party shall be subject to the receipt by such Indemnified Party of an undertaking by or on behalf of the Indemnified Party to repay the amounts so advanced if (and to the extent) it is subsequently determined that the Indemnified Party is not entitled to indemnification with respect to such investigation or defense. In either of such cases the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

     4.4. Contribution. If the indemnification provided for in this Section 4 from the Indemnifying Party is applicable by its terms but unavailable to an Indemnified Party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall severally and not jointly contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1, 4.2, 4.3, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 4, no Investor (including any transferee of the registration rights) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the claim, loss, damage, liability or action exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

     5.   UNDERWRITING AND DISTRIBUTION.
          -----------------------------

     5.1. Rule 144. The Company covenants that for so long as it is a public company subject to the rules and regulations of the Exchange Act, it shall take such action as each holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rules 144 under the Securities Act), all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rules may be amended from time to time, or (b) any similar rules or regulations hereafter adopted by the Commission. The Company shall, upon the request of any holder of Registrable Securities, deliver to such holder a written statement as to whether the Company has complied with such requirements.

     5.2. Holdback Agreements.

          5.2.1. Restrictions on Public Sale by Holders of Registrable Securities. To the extent not inconsistent with applicable law, and provided that all of the Company's executive officers, directors and, to the extent they are parties to this Agreement, holders of five percent or more of the outstanding capital stock of the Company enter into substantially similar agreements, the Investors agree that, in connection with a registered public offering of the Company's equity securities, they will not effect any public sale or distribution of any Registrable Securities or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during the 90 days beginning on, the effective date of the Company's registration statement (except as part of such registration), if and to the extent reasonably requested by the Company in writing in the case of a non-underwritten public offering or to the extent reasonably requested by the Company Underwriter or Approved Underwriter in writing in the case of an underwritten public offering.

          5.2.2. Restrictions on Public Sale by the Company. The Company agrees not to effect any public sale or distribution of any of its equity securities, or any securities convertible into or exchangeable or exercisable for such equity securities (except pursuant to registrations on Forms S-4 or S-8 of the Securities Act or any successor or other forms not available for registering equity securities for sale to the public) during the ten business days prior to, and during the 30 day period beginning on the effective date of any registration statement in which the holders of Registrable Securities are participating unless such registration statement also relates to securities being offered by the Company. In addition, the Company agrees not to file, without the consent of Rho, any registration statement for an underwritten offering of its securities until a Shelf Registration Statement or one or more Additional Shelf Registration Statements covering all of the Rho Registrable Securities has been declared effective by the SEC.

     6.   MISCELLANEOUS.
          -------------

     6.1. Term. This Agreement shall terminate with respect to each Investor on the date such Investor no longer owns any Registrable Securities. For the avoidance of doubt, this Agreement shall continue to remain in effect with respect to any other Investor that continues to own Registrable Securities. The provisions of Section 4 and Section 5.1 shall survive any termination.

     6.2. Assignment; Binding Effect. This Agreement and the rights, duties and obligations of each Investor hereunder may be assigned (in whole or in part) by such Investor to transferees or assignees of all or any portion of its Registrable Securities, but only if (i) the such Investor (or subsequent transferor) agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause
(ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained in this Agreement, (iv) the transferee is an "accredited investor" as that term is defined in Rule 501 of Regulation D and (v) insofar as any assignment covers the Demand Registration Rights, the transferee or assignee is acquiring at least 50% of the Registrable Securities owned by such Investor and its Affiliates immediately prior to such transfer and such Investor and its transferee or assignee allocate the Demand Registration Rights between them so as not to increase the number of unused Demand Registrations available to such Investor and its Affiliates in effect immediately prior to such transfer. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors.

     6.3. Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally or by facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier services, or
(c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party:

          If to the Company:               Bluefly, Inc.
                                           42 West 39th Street
                                           New York, New York 10018
                                           Telephone No.:  (212) 944-8000
                                           Facsimile No.:  (212) 354-3400
                                           Attention:  Chief Financial Officer

          With a copy to (which shall not constitute notice):

                                           Dechert LLP
                                           1095 Avenue of the Americas
                                           New York, NY 10036
                                           Telephone No.:  (212) 698 3500
                                           Facsimile No.:  (212 698 3599
                                           Attention:  Richard A. Goldberg, Esq.

          If to Soros:                     Quantum Industrial Partners LDC
                                           SFM Domestic Investments LLC
                                           c/o Soros Fund Management LLC
                                           888 Seventh Avenue
                                           New York, New York 10106
                                           Telephone No.:  (212) 320-5584
                                           Facsimile No.:  (646) 731-5584
                                           Attention:  Jay Schoenfarber

          If to Maverick:                  Maverick Fund USA, Ltd.
                                           Maverick Fund, L.D.C.
                                           Maverick Fund II, Ltd.
                                           c/o Maverick Capital, Ltd.
                                           300 Crescent Court, 18th Floor
                                           Dallas, Texas 75201
                                           Telephone No.:  (214) 880-4059
                                           Facsimile No.:  (214) 880-4042
                                           Attention:  General Counsel

          With a copy to (which shall not constitute notice):

                                           Shearman & Sterling, LLP
                                           599 Lexington Avenue
                                           New York, New York 10022
                                           Telephone No.:  (212) 848-8902
                                           Facsimile No.:  (646) 848-8902
                                           Attention:  Stephen M. Besen

          If to Prentice:                  Prentice Capital Management, L.P.
                                           623 Fifth Avenue, 32nd Floor
                                           New York, NY 10022
                                           Facsimile No.:  (212) 756-1480
                                           Attention:  Michael Zimmerman

          With a copy to (which shall not constitute notice):

                                           Lowenstein Sandler PC
                                           1251 Avenue of the Americas
                                           New York, NY 10020
                                           Facsimile No.:  (973) 422-6807
                                           Attention:  Matthew B. Hoffman

          If to Rho:                       Rho Ventures VI, L.P.
                                           Carnegie Hall Tower
                                           152 West 57th Street, 23rd Floor
                                           New York, New York 10019
                                           Telephone No.:  (212) 751-6677
                                           Facsimile No.:  (212) 751-3613

                                           Attention:  Jeffrey I. Martin, Esq.

          With a copy to (which shall not constitute notice):

                                           Goodwin Procter LLP
                                           The New York Times Building
                                           620 Eighth Avenue
                                           New York, New York
                                           Telephone No.:  (212) 813-8800
                                           Facsimile No.:  (212) 355-3333
                                           Attention:  Stephen M. Davis, Esq.

     6.4. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by applicable law.

     6.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     6.6. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement, including, without limitation, the Prior Agreement.

     6.7. Modifications and Amendments. Any provision of this Agreement may be amended or modified if, but only if, such amendment or modification is in writing and is duly executed and delivered by the Company and the Investors.

     6.8. Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

     6.9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law (as defined in the Investment Agreement), any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     6.10. Waiver of Trial by Jury. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

                                 BLUEFLY, INC.

                                 By:
                                      ---------------
                                      Name:   Kara B. Jenny
                                      Title:  Chief Financial Officer


                                 QUANTUM INDUSTRIAL PARTNERS LDC

                                 By:
                                      --------
                                      Name:   Jay A. Schoenfarber
                                      Title:  Attorney-in-fact


                                 SFM DOMESTIC INVESTMENTS LLC

                                 By:
                                      --------
                                      Name:   Jay A. Schoenfarber
                                      Title:  Attorney-in-fact

                                 MAVERICK FUND USA, LTD

                                 By:  MAVERICK CAPITAL, LTD.,
                                 as its Investment Manager

                                 By:
                                      ---------------
                                      Name:
                                      Title:


                                 MAVERICK FUND L.D.C.

                                 By:  MAVERICK CAPITAL, LTD.,
                                 as its Investment Manager

                                 By:
                                      ---------------
                                      Name:
                                      Title:


                                 MAVERICK FUND II, LTD

                                 By:  MAVERICK CAPITAL, LTD.,
                                 as its Investment Manager

                                 By:
                                      ---------------
                                      Name:
                                      Title:

                                 PRENTICE CONSUMER PARTNERS, LP

                                 By:  Prentice Consumer Partners GP, LLC

                                 By:
                                      ---------------
                                      Name:
                                      Title:

                                 RHO VENTURES VI, L.P.

                                 By:  RMV VI, L.L.C., its General Partner

                                 By:  Rho Capital Partners LLC, its Managing
                                      Member

                                 By:
                                      ---------------
                                      Name:   Habib Kairouz
                                      Title:  Managing Member

                                   EXHIBIT A

                                FORM OF WARRANT

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE OFFER AND SALE OF THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IN WHICH CASE THE COMPANY IS ENTITLED TO REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH SECURITIES CAN BE SOLD OR TRANSFERRED PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

                                 BLUEFLY, INC.
                           WARRANT TO PURCHASE SHARES
                                OF COMMON STOCK

Date of Issuance: __________ ___, 20__                    Certificate No. ______


          THIS CERTIFIES THAT, for value received, [ ] ("[ ]") and its assigns are entitled to subscribe for and purchase [_____] shares of duly authorized,

validly issued, fully paid and nonassessable Common Stock, par value $0.01 per share, (as adjusted pursuant to Section 4 hereof, the "Warrant Shares") of

BLUEFLY, INC., a Delaware corporation (the "Company"), at the price of $1.80 per share (such price and such other price as shall result, from time to time, from the adjustments specified in Section 4 hereof is herein referred to as the

"Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set
forth. As used herein the term "Date of Grant" shall mean __________ ___, 20__.

The term "Warrant" as used herein shall be deemed to include any warrants issued upon transfer or partial exercise of this Warrant unless the context clearly requires otherwise. This Warrant has been issued pursuant to Section 2.2.4 of the Amended and Restated Registration Rights Agreement (the "Registration Rights

Agreement"), dated as of September 7, 2011, among the Company, Rho Ventures VI,

L.P., Quantum Industrial Partners LDC, SFM Domestic Investments LLC, Maverick

Fund USA, Ltd., Maverick Fund, L.D.C., Maverick Fund II, Ltd. and Prentice

Consumer Partners, LP.

     1. Term. The purchase right represented by this Warrant is exercisable, in whole or in part, at any time and from time to time from the Date of Grant through 5:00 P.M. New York City time on the fifth (5th) anniversary of the Date of Grant (the "Expiration Date").

     2.   Method of Exercise; Payment; Issuance of New Warrant. Subject to
Section 1 hereof, the purchase right represented by this Warrant may be exercised by the holder hereof, in whole or in part and from time to time, at the election of the holder hereof, by (a) delivery of this Warrant and a notice of exercise substantially in the form attached hereto as Exhibit A, duly completed and executed, at the principal office of the Company and the payment to the Company, by certified or bank check, or by wire transfer to an account designated by the Company, of an amount equal to the then applicable Warrant Price multiplied by the number of Warrant Shares then being purchased, or (b) exercise of the "net issuance" right provided for in Section 9.2 hereof. The person or persons in whose name(s) any certificate(s) representing the Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the shares represented thereby (and such shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the holder hereof as soon as practicable and, if requested by the holder of this Warrant, the Company shall cause its transfer agent to deliver the certificate representing Warrant Shares issued upon exercise of this Warrant to a broker or other person (as directed by the holder exercising this Warrant, but subject to the payment by the holder of any applicable transfer taxes) within the time period required to settle any trade made by the holder after exercise of this Warrant. The Company shall, upon the written request of the holder hereof and provided that the Company's transfer agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, use its commercially reasonable efforts to credit such aggregate number of Warrant Shares to which the holder is entitled pursuant to such exercise to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system ("DWAC"); provided, that the holder provides the Company the reasonably necessary details to effect the foregoing DWAC delivery.

     3. Stock Fully Paid; Reservation of Warrant Shares. All Warrant Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance pursuant to the terms and conditions herein, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4. Adjustment of Warrant Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification or Merger. In case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving corporation and which does not result in any reclassification of, or change in, outstanding shares of Common Stock, including without limitation a merger or consolidation in which some or all of the outstanding shares of Common Stock are cancelled in exchange for merger consideration), the Company, or such surviving corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (which, if not in substantially the form of this Warrant, shall be in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive upon exercise of this Warrant, at a total purchase price not to exceed that payable upon the exercise of the then unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change or merger by a holder of the number of shares of Common Stock purchasable under this Warrant immediately preceding the consummation of such reclassification or merger. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes and mergers.

          (b) Subdivision or Combination of Warrant Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased, in the case of a subdivision, and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased, in the case of a combination.

          (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to its Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the record date fixed for the determination of the stockholders of the Company entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

          (d) Adjustment of Number of Warrant Shares. Upon each adjustment in the Warrant Price pursuant to Section 4(c) above, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

     5. Notice of Adjustments. Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder shall be adjusted pursuant to Section 4 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (without regard to Section 11 hereof) by first class mail, postage prepaid to the holder of this Warrant at such holder's last known address.

     6. Fractional Shares. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the fair market value of the Common Stock on the date of exercise as reasonably determined in good faith by the Company's Board of Directors.

     7. Compliance with the Securities Act. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Securities Act of 1933, as amended, and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the form as set forth on the first page hereof. Said legend shall be removed by the Company, upon the request of a holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

     8. Rights as Stockholders; Information. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or (except as provided in Section 9.1) to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

     9.   Additional Rights.

     9.1 Notice of Corporate Action. In the event the Company proposes to: (i) pay, distribute, or take a record of the holders of its Common Stock for the purpose of determining the holders thereof who are entitled to receive, any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock or any other securities or property, or (ii) consummate any capital reorganization, reclassification, recapitalization, consolidation, merger, transfer of all or substantially all of the Company's assets, dissolution, liquidation or winding-up, or any similar transaction, then, at least 10 days prior to the earlier of any applicable record date or such event, as the case may be, the Company shall mail to the holder of this Warrant a notice specifying: (a) the date or expected date on which any such payment or distribution is to be made or record is to be taken and the amount and character of any such dividend, distribution or right; (b) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction is to take effect and any record date therefor; (c) the time as of which any holders of record of shares of Common Stock and/or any other class of securities shall be entitled to exchange their shares of Common Stock and/or other securities for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation, winding-up or similar transaction and a description in reasonable detail of such transaction; and (d) in each case, the expected effect on the Warrant Price or number of Warrant Shares (if any) of each such transaction or event. The Company shall update any such notice to reflect any change in the foregoing information.

     9.2  Right to Convert Warrant into Stock; Net Issuance.

          (a) Right to Convert. In addition to and without limiting the rights of the holder under the terms of this Warrant, the holder shall have the right to convert this Warrant or any portion thereof (the "Conversion Right") into shares of Common Stock as provided in this Section 9.2 at any time or from time to time during the term of this Warrant. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares subject to this Warrant (the "Converted Warrant Shares"), the Company shall deliver to the holder (without payment by the holder of any exercise price or any cash or other consideration) that number of shares of fully paid and nonassessable Common Stock as is determined according to the following formula:

                                    X = B- A
                                       -----

                                          Y

        Where: X    the number of shares of Common Stock to be issued to the
        =           holder upon such exercise

               Y =  the fair market value of one share of Common Stock

               A = the aggregate Warrant Price of the specified number of Converted Warrant Shares immediately prior to the exercise of the Conversion Right (i.e., the number of Converted Warrant Shares multiplied by the Warrant Price)

               B = the aggregate fair market value of the specified number of Converted Warrant Shares (i.e., the number of Converted Warrant Shares multiplied by the fair market value of one Converted Warrant Share)


     No fractional shares shall be issuable upon exercise of the Conversion Right, and, if the number of shares to be issued determined in accordance with the foregoing formula is other than a whole number, the Company shall pay to the holder an amount in cash equal to the fair market value of the resulting fractional share on the Conversion Date (as hereinafter defined).

          (b) Method of Exercise. The Conversion Right may be exercised by the holder by the surrender of this Warrant at the principal office of the Company together with a written statement (which may be in the form of Exhibit
A) specifying that the holder thereby intends to exercise the Conversion Right and indicating the number of shares subject to this Warrant which are being surrendered (referred to in Section 9.2(a) hereof as the Converted Warrant Shares) in exercise of the Conversion Right. Such conversion shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "Conversion Date"). Certificates for the Warrant Shares issuable upon exercise of the Conversion Right and, if applicable, a new Warrant evidencing the balance of the Warrant Shares remaining subject to this Warrant, shall be issued as of the

Conversion Date and shall be delivered to the holder within thirty (30) days following the Conversion Date.

          (c)    Determination of Fair Market Value. For purposes of this
Section 9.2, "fair market value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                 (i) If the Company's Common Stock is traded or quoted on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the American Stock Exchange, then the average of the closing sale prices of the Common Stock for the five (5) trading days immediately prior to (but not including) the Determination Date;

                 (ii) If the Company's Common Stock is not traded or quoted on the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market, the New York Stock Exchange or the American Stock Exchange, but is traded on the OTC Bulletin Board or in the over-the-counter market or Pink Sheets, then the average of the closing bid and ask prices reported for the five
(5) trading days immediately prior to (but not including) the Determination Date; and

                 (iii) If there is no public market for the Common Stock, then fair market value shall be determined by the Company's Board of Directors in good faith.

     If closing prices or closing bid prices are no longer reported by a securities exchange or other trading system, the closing price or closing bid price shall be that which is reported by such securities exchange or other trading system at 4:00 p.m. New York City time on the applicable trading day.

     10. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and Rho.

     11. Notices. Any notice, request, communication or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered, or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor on the signature page of this Warrant with a copy to the Chief Financial Officer at the same address and with another copy to Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036-6797; tel. (212) 698-3500, fax (212) 698-3599; Attn: Richard Goldberg, or
at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     12. Transfers. The holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Securities Act or applicable state securities laws and agrees that the Warrant and the Warrant Shares may not be transferred other than (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to an exemption form, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws or blue sky laws, as evidenced by a legal opinion of counsel reasonably satisfactory to the Company and its transfer agent, or (iii) in accordance with Rule 144 under the Securities Act, in which case the Company is entitled to require an opinion of counsel reasonably satisfactory to it to the effect that such securities can be sold or transferred pursuant to Rule 144. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the holder for transfer with respect to a portion of the Warrant Shares purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the holder hereof, and shall issue to such holder a new warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been transferred. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its transfer agent, without the requirement of a legal opinion, except to the extent that the transfer agent requests a legal opinion, any transfer of the Warrants and the Warrant Shares by the holder to any of its affiliates (as defined in Rule 405 under the Securities Act), provided that the transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and provided that such affiliate does not request any removal of any existing legends on any certificate evidencing the Warrants or the Warrant Shares.

     13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation and all of the obligations of the Company relating to the Warrant Shares issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the holder hereof.

     14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

     15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

     16. Governing Law; Jurisdiction; Jury Trial. This Warrant shall be governed by and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

     17. Remedies. In case any one or more of the covenants and agreements contained in this Warrant shall have been breached, the holders hereof (in the case of a breach by the Company), or the Company (in the case of a breach by a holder), may proceed to protect and enforce their or its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Warrant.

     18. No Impairment of Rights. The Company will not, by amendment of its certificate of incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     19. Severability. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

     20. Entire Agreements. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by its duly authorized officer and to be dated as of the Date of Grant set forth on the first page to this Warrant.

                                      BLUEFLY, INC.




                                      By:
                                         --------------------------


                                      Name:

                                      Title:     Chief Financial Officer

                                      Address:   Bluefly, Inc.

                                                 42 West 39th Street

                                                 New York, NY 10018



                          [Signature page to Warrant]

                                                            EXHIBIT A TO WARRANT



                               NOTICE OF EXERCISE

TO:  BLUEFLY, INC. (the "Company")

1.   The undersigned hereby:

  [_] elects to purchase ___ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, or


  [_] [elects to exercise its net issuance rights pursuant to Section 9.2 of the attached Warrant with respect to ___ shares of Common Stock].

2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name or names as are specified below:


                        --------------------------------
                                     (Name)


                        --------------------------------

                        --------------------------------
                                   (Address)


3. The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, all except as in compliance with applicable securities laws.

                        --------------------------------
                                  (Signature)


                        --------------------------------
                                     (Date)








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